EXHIBIT (g)
                               ADVISORY AGREEMENT

         ADVISORY AGREEMENT made as of July 30, 2004, by and between Highland Capital Management, L.P., a Delaware limited partnership (the "MANAGER"), and Columbia Floating Rate Limited Liability Company, a Delaware limited liability company (the "LLC").

         WHEREAS, the LLC is engaged in business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 ACT"), and periodically offers to repurchase its shares in conformity with the provisions of Rule 23c-3 under the 1940 Act, which funds are generally referred to as "interval funds"; and

         WHEREAS the Manager is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

         SECTION 1.        APPOINTMENT OF MANAGER.

         The LLC hereby appoints the Manager to act as manager and investment adviser to the LLC for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         SECTION 2.        DUTIES OF MANAGER.

         The Manager, at its own expense, shall furnish the following services and facilities to the LLC:

                  (a) INVESTMENT PROGRAM. The Manager shall (i) furnish continuously an investment program for the LLC, (ii) determine (subject to the overall supervision and review of the Board of Managers of the LLC (the "BOARD")) what investments shall be purchased, held, sold or exchanged by the LLC and what portion, if any, of the assets of the LLC shall be held uninvested, and (iii) make changes in the investments of the LLC. The Manager also shall manage, supervise and conduct the other affairs and business of the LLC and matters incidental thereto, subject always to the control of the Board, and to the provisions of the organizational documents of the LLC, the Registration Statement of the LLC and its securities, including the Prospectuses and Statements of Additional Information of the Columbia Floating Rate Fund and the Columbia Institutional Floating Rate Income Fund (collectively, the "FEEDER FUNDS"), and the 1940 Act, in each case as from time to time amended and in effect. Subject to the foregoing, the Manager shall have the authority to engage one or more sub-advisers in connection with the management of the LLC, which sub-advisers may be affiliates of the Manager.

                  (b) OFFICE SPACE AND FACILITIES. The Manager shall furnish the LLC office space in the offices of the Manager, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the affairs and investments of the LLC.
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                  (c) ADMINISTRATIVE  SERVICES.  The Manager shall supervise the business and affairs of the LLC and shall provide such services and facilities as may be required for the effective administration of the LLC as are not provided by employees or other agents engaged by the LLC, provided that the Manager shall not have any obligation to provide under this Agreement any such services which are the subject of a separate agreement or arrangement between the LLC and the Manager, or an affiliate of the Manager, or any third-party administrator.

                  (d) FIDELITY BOND. The Manager shall arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officer and employee of the LLC who may singly or jointly with others have access to funds or securities of the LLC, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the managers who are not "interested persons" of the LLC, as defined in the 1940 Act, shall determine, with due consideration given to the aggregate assets of the LLC to which any such officer or employee may have access. The premium for the bond shall be payable by the LLC in accordance with SECTION 3(M).

                  (e) PORTFOLIO TRANSACTIONS. The Manager shall place all orders for the purchase and sale of portfolio securities for the account of the LLC with brokers or dealers selected by the Manager, although the LLC will pay the actual brokerage commissions on portfolio transactions in accordance with SECTION 3(D).

         In placing portfolio transactions for the LLC, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party. It is understood that neither the LLC nor the Manager has adopted a formula for allocation of the LLC's investment transaction business. It is also understood that it is desirable for the LLC that the Manager have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the LLC than would otherwise result when allocating brokerage transactions to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for the LLC with such brokers, subject to review by the LLC's Board of Managers from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful or beneficial to the Manager in connection with its services to other clients.

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         On occasions  when the Manager deems the purchase or sale of a security to be in the best interest of the LLC as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the LLC and to such other clients.

         SECTION 3.        ALLOCATION OF EXPENSE.

         Except for the services and facilities to be provided by the Manager as set forth in SECTION 2 above, the LLC assumes and shall pay all expenses for all other LLC operations and activities and shall reimburse the Manager for any such expenses incurred by the Manager. Unless the Prospectuses or Statements of Additional Information of the Feeder Funds provide otherwise, the expenses to be borne by the LLC shall include, without limitation:

                  (a) all expenses of organizing the LLC;

                  (b) the charges and expenses of (i) any registrar, stock transfer or dividend disbursing agent, shareholder servicing agent, custodian or depository appointed by the LLC for the safekeeping of its cash, portfolio securities and other property, including the costs of servicing shareholder investment accounts and bookkeeping, accounting and pricing services, provided to the LLC (other than those utilized by the Manager in providing the services described in SECTION 2), (ii) any agent engaged for the purposes of conducting auctions with respect to the LLC's taxable auction rate preferred stock, if any shall be issued,
         (iii) any institution serving as trustee with respect to the LLC's Senior Extendible Notes, and (iv) fees of any stock exchange or any rating agency responsible for rating outstanding securities of the LLC;

                  (c) the charges and expenses of bookkeeping, accounting and auditors;

                  (d) brokerage commissions and other costs incurred in connection with transactions in the portfolio securities of the LLC, including any portion of such commissions attributable to brokerage and research services as defined in Section 28(e) of the Securities Exchange Act of 1934;

                  (e)  taxes,   including   issuance  and  transfer  taxes,  and
         corporate registration, filing or other fees payable by the LLC to federal, state or other governmental agencies;

                  (f) expenses, including the cost of printing certificates, relating to the issuance of securities of the LLC;

                  (g) expenses involved in registering and maintaining registrations of the LLC and of its securities with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursement of actual expenses incurred by the Manager or others in performing such functions for the LLC, and including compensation of persons who are employees of the Manager, in proportion to the relative time spent on such matters;

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                  (h)  expenses of  shareholders',  unitholders'  and  managers'
         meetings, including meetings of committees, and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to existing security holders;

                  (i) expenses of preparing and printing prospectuses and marketing materials;

                  (j) compensation and expenses of the LLC's managers who are not affiliated with the Manager;

                  (k) charges and expenses of legal counsel in connection with matters relating to the LLC, including, without limitation, legal services rendered in connection with the LLC's corporate and financial structure and relations with its security holders, issuance of shares of the LLC and registration and qualification of securities under federal, state and other laws;

                  (l) the cost and expense of maintaining the books and records of the LLC, including general ledger accounting;

                  (m) insurance premiums on fidelity, errors and omissions and other coverages, including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act which may also cover the Manager;

                  (n) expenses incurred in obtaining and maintaining any surety bond or similar coverage with respect to securities of the LLC;

                  (o) interest payable on the LLC's borrowings;

                  (p) such other non-recurring expenses of the LLC as may arise, including expenses of actions, suits or proceedings to which the LLC is a party and expenses resulting from the legal obligation which the LLC may have to provide indemnity with respect thereto;

                  (q) expenses and fees reasonably incidental to any of the foregoing specifically identified expenses; and

                  (r) all other expenses permitted by the Prospectuses and Statements of Additional Information of the Feeder Funds as being paid by the LLC.

         SECTION 4.        ADVISORY FEE.

         In return for its advisory services, the LLC will pay the Manager a monthly fee, computed and accrued daily, based on an annual rate of 0.45% of the average net assets of the LLC. The Manager may waive a portion of its fees. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in manner consistent with the calculation of the fees payable on a monthly basis. Subject to the provisions of SECTION 5 below, the accrued fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses and extraordinary expenses, if any.

                                      -4-
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         SECTION 5.        REIMBURSEMENTS.

         The parties agree that they may negotiate from time to time for the Manager to reimburse certain costs and expenses of the LLC. If such an agreement is in effect, the determination of whether reimbursement for such costs and expenses is due the LLC from the Manager will be made on an accrual basis once monthly, and if it is so determined that such reimbursement is due, the accrued amount of such reimbursement which is due shall serve as an offset to the investment advisory fee payable monthly by the LLC to the Manager pursuant to
SECTION 4 hereof, and the amount to be paid by the Manager to the LLC as soon as is practicable at the end of a fiscal year of the LLC shall be equal to the difference between the aggregate reimbursement due the LLC from the Manager for that fiscal year and the aggregate offsets made by the LLC against the aggregate investment advisory fees payable to the Manager pursuant to SECTION 4 hereof for that fiscal year by virtue of such aggregate reimbursement. The foregoing limitation on reimbursement of costs and expenses shall exclude interest, taxes, brokers' charges and expenses, extraordinary costs and expenses (as determined by the Board in its exercise of its business judgment), and, if payable by the LLC, the costs and expenses incident to the public offering or private placement of securities of the LLC, including debt securities.

         SECTION 6.        RELATIONS WITH THE LLC.

         Subject to and in accordance with the organizational documents of the Manager and the LLC, as well as their policies and procedures and codes of ethics, it is understood that managers, officers, agents and shareholders of the LLC are or may be interested in the Manager (or any successor thereof) as directors, officers or otherwise, that partners, officers and agents of the Manager (or any successor thereof) are or may be interested in the LLC as managers, officers, agents, shareholders or otherwise, and that the Manager (or any such successor thereof) is or may be interested in the LLC as a shareholder or otherwise.

         SECTION 7.        LIABILITY OF MANAGER.

         The Manager shall not be liable to the LLC for any error of judgment or mistake of law or for any loss suffered by the LLC in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Manager against any liability to the LLC or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties, or the reckless disregard of its obligations and duties under this Agreement, nor shall any provision hereof be deemed to protect any manager or officer of the LLC against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties.

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         SECTION 8.        DURATION AND TERMINATION OF THIS AGREEMENT.

                  (a) DURATION. This Agreement shall become effective on the date first set forth above, such date being the date on which this Agreement has been executed following (1) the approval of the Board of Managers of the LLC, including approval by a vote of a majority of the managers who are not "interested persons" (as defined in the 1940 Act) of the Manager or the LLC, cast in person at a meeting called for the purpose of voting on such approval and (2) the approval by a vote of a majority of the outstanding voting securities of the Feeder Funds, voting as a single class. Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date which is two years after the effective date of this Agreement. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect, subject to SECTION 8(C), for successive one-year periods so long as such continuance is approved at least annually (a) by either the Board of Managers of the LLC or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Feeder Funds, voting as a single class, and (b) in either event, by the vote of a majority of the managers of the LLC who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                  (b) AMENDMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities (as defined in the 1940
         Act) of the Feeder Funds, voting as a single class.

                  (c) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940
         Act) of the Feeder Funds, voting as a single class, or by the Manager, in each case on not more than sixty (60) days' nor less than thirty
         (30) days' prior written notice to the other party.

                  (d) AUTOMATIC TERMINATION. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

         SECTION 9.        SERVICES NOT EXCLUSIVE.

         The services of the Manager to the LLC hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby. In addition, the parties may enter into agreements pursuant to which the Manager provides administrative or other non-investment advisory services to the LLC, and may be compensated for such other services.

         SECTION 10.       PRIOR AGREEMENTS SUPERSEDED.

         This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties hereto.

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         SECTION 11.       NOTICES.

         Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

         SECTION 12.       GOVERNING LAW; COUNTERPARTS.

         This Agreement shall be construed in accordance with the laws of the State of Delaware, and the applicable provisions of the 1940 Act. To the extent that applicable law of the State of Delaware, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         SECTION 13.       MISCELLANEOUS.

         The Manager agrees to advise the LLC of any change of its membership (which shall mean its general partner) within a reasonable time after such change. If the Manager enters into a definitive agreement that would result in a change of control (within the meaning of the 1940 Act) of the Manager, it agrees to give the LLC the lesser of sixty days' notice and such notice as is reasonably practicable before consummating the transaction.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                        HIGHLAND CAPITAL MANAGEMENT, L.P.

                                        By:  STRAND ADVISORS, INC.,
                                             its general partner


                                        By:
                                             -----------------------------------
                                              Name:
                                              Title:


                                        COLUMBIA FLOATING RATE
                                        LIMITED LIABILITY COMPANY

                                        By:
                                             -----------------------------------
                                              Name:
                                              Title:

         A copy of the document establishing the LLC is filed with the Secretary of State of the State of Delaware. This Agreement is executed by officers not as individuals and is not binding upon any of the Managers, officers or shareholders of the LLC individually but only upon assets of the LLC.